April 19, 2021 First Quarter 2021 Financial Review

2 Forward-Looking Statements; Use of Non-GAAP Financial Measures Forward Looking Information These materials include “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and assumptions regarding future events or determinations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, industry results or regulatory outcomes to differ materially from those expressed or implied by such forward-looking statements. Without limiting the foregoing, the words “forecasts,” “targets,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “would,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about future financial and operating results. Actual results and outcomes may differ materially from those presented, either expressed or implied, in the presentation. Important risk factors that may cause such material differences are often related to changes in general economic, regulatory, and industry conditions; changes and uncertainties in fiscal, monetary, regulatory, trade and tax policies and legislative and regulatory changes; changes in interest rates and uncertainty regarding the transition away from the London Interbank Offered Rate ("LIBOR") toward other alternative reference rates; the quality and composition of our loan and securities portfolios; competitive pressures and other factors that may affect aspects of our business, such as pricing and demand for our products and services; our ability to execute our strategic plans, manage our risks, and achieve our business objectives; our ability to develop and maintain information security systems, technologies and controls designed to guard against fraud, cyber and privacy risks; and the effects of the COVID-19 pandemic and similar outbreaks that may occur in the future and governmental responses to such matters. These factors, among others, are discussed in the Bank’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) and available at the SEC’s Internet site (https://www.sec.gov/). In addition, you may obtain documents filed with the SEC by the Bank free of charge by contacting: Investor Relations, Zions Bancorporation, N.A., One South Main Street, 11th Floor, Salt Lake City, Utah 84133, (801) 844-7637. We caution you against undue reliance on forward-looking statements, which reflect our views only as of the date they are made. Except as may be required by law, Zions Bancorporation, N.A. specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments. Use of Non-GAAP Financial Measures: This document contains several references to non-GAAP measures, including pre-provision net revenue and the “efficiency ratio,” which are common industry terms used by investors and financial services analysts. Certain of these non-GAAP measures are key inputs into Zions’ management compensation and are used in Zions’ strategic goals that have been and may continue to be articulated to investors. Therefore, the use of such non-GAAP measures are believed by management to be of substantial interest to the consumers of these financial disclosures and are used prominently throughout the disclosures. A full reconciliation of the difference between such measures and GAAP financials is provided within the document, and users of this document are encouraged to carefully review this reconciliation.

✓ Earnings and Profitability: ▪ $1.90 diluted earnings/share compared to $1.66 ▪ $287 million Pre-Provision Net Revenue ▪ $253 million Adjusted PPNR(1) ▪ ($132) million provision for credit loss, down from ($67) million ▪ $314 million: Net Income Applicable to Common, up from $275 million ✓ Credit quality (excluding PPP Loans): ▪ 0.71%: ratio of NPAs+90 days past due / non-PPP loans and leases and OREO, improved by 9 basis points, or 11% ▪ 7 basis points: net charge-offs (annualized) ▪ Decrease in the allowance for credit loss (“ACL”), to $695 million2 or 1.48% of non-PPP loans, reflecting the recent improvement in the economic outlook, and credit quality and composition of the loan portfolio 3 First Quarter 2021 Financial Highlights Vs. 4Q20, improved earnings due to reserve release leading to stronger capital ratios Note: For the purposes of comparison in this presentation, we generally use linked-quarter ("LQ"), due to that being the preferred comparison for professional investors and analysts. (1) Adjusted for items such as severance costs, restructuring costs, other real estate expense, pension termination-related expense, securities gains and losses and debt extinguishment costs. (2) The ACL of $695 million includes ~$1 million for PPP loans. See Appendix for GAAP to non-GAAP reconciliation tables. ✓ Capital Strength: ▪ 11.2% Common Equity Tier 1 Ratio (CET1), up from 10.8% ▪ 12.5% (CET1+Allowance for Credit Losses) / Risk-Weighted Assets ✓ Loans and Deposits: ▪ Nearly unchanged period-end loan balances ▪ 2%: Decline in period-end loan balances (excluding PPP loans) ▪ PPP lending continues to be remarkably strong, 16% growth in period-end loan balances ▪ 12th largest 2021 PPP lender ▪ 6.0%: Exceptionally strong period-end total deposit growth ▪ 10.4%: Period-end total noninterest-bearing deposit growth ▪ 72%: Loan-to-deposit ratio ▪ 0.05%: Cost of total deposits

$0.04 $0.34 $1.01 $1.66 $1.90 1Q20 2Q20 3Q20 4Q20 1Q21 Diluted Earnings Per Share Notable Items: ▪ 1Q21: ▪ $0.08 per share benefit from credit valuation adjustment on client-related interest rate swaps (“CVA”) ▪ $0.05 per share benefit from securities gains ▪ 4Q20: $0.09 per share benefit from securities gains and CVA ▪ 3Q20: ▪ $0.14 per share adverse impact from one-time charitable contribution related to PPP lending activity ▪ $0.06 per share gain on CVA and securities gains ▪ 2Q20: ▪ $0.13 per share adverse impact from pension termination- related expense ▪ $0.07 per share adverse impact from a negative CVA and securities losses ▪ 1Q20: $0.07 per share adverse impact from a negative CVA and securities losses 4 Vs. 4Q20, EPS positively impacted by a release of credit reserves, interest rate swaps and securities gains Diluted Earnings per Share Note: EPS calculations assume a 24.5% statutory tax rate

Adjusted Pre-Provision Net Revenue 5 Adjusted PPNR aided by PPP related revenues (1) Adjusted for items such as severance, restructuring, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation table. Notable Items: ▪ Interest Income from PPP Loans: ▪ 1Q21: $60 million ▪ 4Q20: $55 million ▪ 3Q20: $52 million ▪ 2Q20: $39 million ▪ Professional services expense associated with PPP forgiveness: ▪ 1Q21: $8 million ▪ 4Q20: $3 million ▪ 3Q20: $30 million adverse impact from a one-time charitable contribution related to PPP lending activity $299 $300 $267 $280 $253$258 $168 $55 -$67 -$132 -$150 -$100 -$50 $0 $50 $100 $150 $200 $250 $300 1Q20 2Q20 3Q20 4Q20 1Q21 Adjusted PPNR (non-GAAP) Provision for Credit Losses Interest Income from PPP Loans Adjusted PPNR(1) and Provision for Credit Losses ($ millions)

0.08% 0.35% 0.89% 1.41% 1.57% 1Q20 2Q20 3Q20 4Q20 1Q21 0.41% 3.81% 10.96% 17.80% 20.20% 1Q20 2Q20 3Q20 4Q20 1Q21 Balance Sheet Profitability 6 Balance sheet profitability in 1Q21 improved predominantly due to the strengthening credit outlook Return on Assets Return on Tangible Common Equity

Capital Strength 7 Despite the recession, capital continues to strengthen, positioning the Bank for more active capital management Common Equity Tier 1 Capital Return of Shareholder Equity Dividends – Common and Preferred – and Share Repurchases 10.0% 10.2% 10.4% 10.8% 11.2% 1Q20 2Q20 3Q20 4Q20 1Q21 $66 $64 $66 $64 $66 $75 $50 1Q20 2Q20 3Q20 4Q20 1Q21 Dividends Buybacks ($ millions)

Success Story: Summary of Paycheck Protection Program Loans 8 PPP lending success from Zions’ ability to link frontline bankers and borrowers with an agile technology deployment Zions PPP Loans Approved New-to- Bank Customers Forgiveness Applications Received(2) Forgiveness Applications Approved by SBA(2) >73,000 loans >18,700 ~29,800 ~26,800 $9.7 billion $4.7 billion $3.0 billion Source: SBA PPP Report and internal data. (2) As of April 14, 2021 $5,016 $6,771 $6,310 $6,135 3.14% 3.03% 3.50% 3.98% 1Q20 2Q20 3Q20 4Q20 1Q21 Average PPP Loans Loan Yields 10th Ranked 10 th Nationally In PPP loan dollars originated of consolidated 2020 and 2021 SBA PPP loans

Success Story: Paycheck Protection Program Customers – Enhanced Relationships 9 Zions has been highly successful at strengthening relationships and growing customer utilization of revenue generating services New Services Utilized by 2020 PPP Customers 0 5,000 10,000 15,000 20,000 25,000 2Q20 3Q20 4Q20 1Q21 Existing Customers - New Services New Customers - New Services New revenue generating services include: ▪ New accounts (checking or loan) ▪ Account analysis / Treasury Internet Banking ▪ ACH and wire transfers / Remote Deposit Capture ▪ Wealth Management / Credit Cards> 18,700 55,000 Existing Customers New-to-Bank Customers PPP Loans > >

$48.8 $49.3 $48.2 $47.7 $47.5 $5.0 $6.8 $6.3 $6.1 4.42% 3.83% 3.68% 3.71% 3.73% $0.0 $25.0 $50.0 $75.0 1Q20 2Q20 3Q20 4Q20 1Q21 Average Total Loans Excluding PPP Loans, Yield: 3.69% in 1Q21 Average PPP Loans, Yield: 3.98% in 1Q21 Average Loan and Deposit Growth Average Total Loans Loan Yields Average Total Deposits Cost of Total Deposits 10 Average non-PPP loans were generally stable in 1Q21 compared to 4Q20; average deposit growth continued to be strong $56.9 $63.0 $66.5 $68.3 $71.4 0.36% 0.15% 0.11% 0.08% 0.05% $0.0 $25.0 $50.0 $75.0 1Q20 2Q20 3Q20 4Q20 1Q21 ($ billions) ($ billions)

Securities, Money Market Investments and Interest Rate Swaps 11 Total Securities Portfolio and Money Market Investments (end of period balances) $14.8 $14.9 $15.3 $16.4 $17.2 $1.8 $1.8 $3.7 $6.8 $9.7 $0 $5 $10 $15 $20 $25 $30 1Q20 2Q20 3Q20 4Q20 1Q21 Total Securities Interest Earning Cash Portfolio ($ billions) The securities portfolio increased in 1Q21 as the yield curve steepened, and growth in money market investments was strong ▪ Strong deposit growth has significantly increased the bank’s overall liquidity profile ▪ 1Q21 period-end securities growth was nearly $800 million ▪ 1Q21 period-end cash & cash equivalent growth was $2.9 billion, rising to $9.7 billion or 12% of interest-earning assets ▪ Interest rate sensitivity reduced through interest rate hedges(2): ▪ $6.4B “in-the-money” floors embedded in loans ▪ $2.7B in securities purchases in 1Q21 with an average yield of 1.3% 1.81% 2.06% 1.96% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 Through the End of 2021 2022 2023–2027 Net Swaps Maturing Average Receive-Fixed Rate (R-Axis) $0.3 million $47 million $16 million ($ millions)

Net Interest Income

Changes in interest rates and balance sheet composition continue to impact net interest income performance



Net Interest Income
Net Interest Margin
($ millions)
$548
$563
$555
$550
$545
3.41%
3.23%
3.06%
2.95%
2.86%
1Q20
2Q20
3Q20
4Q20
1Q21

Net Interest Margin

Average money market investments increased to 10.0% of interest-earning assets in 1Q21, compared with 7.2% in the 4Q20, which had an eight basis point LQ dilutive effect on net interest margin.



4Q20
1Q21
2.95%
Cash and MM
-0.08%
Securities
-0.01%
Loan Yields
-0.02%
0.02%
Interest Bearing Deposits
0.00%
Wholesale and Noninterest Bearing Sources of Funds
2.86%

MM = Money Market investments. Capitalized interest income net of costs for PPP loan originations was $168 million, to be amortized over the remaining life (4.5 years) or when loans pay down, pay off, or are forgiven by the SBA.

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4 5% 1 3% 1 0% 9% 1 2% 1 1% 2 9% 1 5% 1 2% 9% 2 4% 1 1% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs P e rc e n t o f Lo a n s Loans: Rate Reset and Cash Flow Profile Loans After Hedging Interest Rate Sensitivity 13 The low interest rate environment and surge in deposits has resulted in increased asset sensitivity Source: Company filings and S&P Global; “Prior Fed Cycle” refers to 3Q15-2Q19, reflecting the lag effect of deposit pricing relative to Fed Funds rates. The “Current Fed Cycle” begins in 3Q19 to present. (1) 12-month simulated impact of an instantaneous and parallel change in interest rates. Loans are assumed to experience prepayments, amortization and maturity events, in addition to interest rate resets in the bottom-right chart. The loan and securities portfolios have durations of 2.0 and 3.5 years, respectively. (2) Text boxes Indicate the current net interest income contributions from the swaps set to mature each year. Swap maturities net of forward-starting swaps. -4% 10% 20% −100 bps +100 bps +200 bps Net Interest Income Sensitivity (1) A ss u m e d H is to ri ca l In the down 100 scenario, models assume rates do not fall below zero 18% 21% 17% 16% 1% Prior Fed Cycle (+225 bps) Current Fed Cycle (-225 bps) +200 bps +100 bps −100 bps Total Deposit Betas

$143 $130 $139 $139 $133 1Q20 2Q20 3Q20 4Q20 1Q21 Customer-related fee income declined from the prior quarter due to decreases in: ▪ Customer-related interest rate swap fees and syndication fees (included in Capital Markets and Foreign Exchange Fees) ▪ Non-Sufficient Funds and Overdraft fees (included in Retail and Business Banking Fees) ▪ Corporate trust agency fees (included in Other Customer- Related Fees) Over the longer term, customer-related fees are benefitting from improved mortgage banking, capital markets, and wealth management activity Noninterest Income 14 Customer-Related Fee Income (1) Total customer-related fee income decreased modestly from 4Q20 primarily due to reduced capital markets fee income (1) Reflects total customer-related noninterest income, which excludes items such as fair value and non-hedge derivative income, securities gains (losses), and other items, as detailed in the Noninterest Income table located in the earnings release. ($ millions)

$ 4 0 8 $ 4 3 0 $ 4 4 2 $ 4 2 4 $ 4 3 5 $ 4 0 7 $ 4 0 2 $ 4 4 0 $ 4 2 3 $ 4 4 0 1Q20 2Q20 3Q20 4Q20 1Q21 NIE (GAAP) Adjusted NIE (Non-GAAP) ($ millions) Noninterest Expense 15 Elevated expense in 1Q21 reflects seasonal factors and expense associated with PPP forgiveness ▪ Total noninterest expense increased 3% over the prior quarter ▪ Total adjusted noninterest expense increased 4% over the prior quarter, predominately due to ▪ Seasonal recognition of long-term incentive compensation, contributions to employee profit sharing and 401k plans, and payroll taxes, partially offset by a decrease in base salaries expense ▪ An increase in professional and legal services, primarily related to third-party assistance associated with PPP loan forgiveness ▪ Notable items in: ▪ 3Q20: $30 million from one-time charitable contribution related PPP lending activity (not reflected in Adjusted NIE) ▪ 2Q20: $28 million of expense from termination of the defined benefit pension plan (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation table. Noninterest Expense (NIE) (1)

16 Credit Quality Ratios Credit quality continues to show improvement Key Credit Metrics: ▪ Classified loans/loans: 3.5% ▪ NPAs+90(1)/loans + OREO: 0.71% ▪ Annualized net loan losses: ▪ 0.07% of average loans in 1Q21 ▪ 0.22% net charge-offs of average loans over the last 12 months Allowance for credit losses: ▪ 1.5% of total loans and leases ▪ $694 million of ACL ex-PPP loans ▪ $1 million of ACL for PPP loans (1) Nonperforming assets plus loans that were ≥ 90 days past due. Note: Net Charge-offs/Loans ratio is annualized for all periods shown Nonperforming assets and classified loan ratios were averaged for the full year numbers, rather than using period-end ratios Credit Quality 0.06% 0.25% 0.43% 0.13% 0.07% 0.00% 1.00% 2.00% 3.00% 4.00% 1Q20 2Q20 3Q20 4Q20 1Q21 NCOs / Loans (ann.) Classified / Loans NPAs +90/ Loans + OREO ACL / Loans All Ratios Exclude PPP Loans

Allowance for Credit Loss ("ACL")

Reserve decrease from 4Q20 reflects improvement in experienced and expected economic conditions



Allowance for Credit Loss
ACL (%)
ACL (%) ex-PPP
($ millions)
1.08
526
1.56
777
1.88
1.66
914
1.91
1.68
917
1.74
1.56
835
1.48
1.30
695
1/1/20 CECL
1Q20
2Q20
3Q20
4Q20
1Q21

The change in 1Q21 ACL from 4Q20 reflects:

- Improvement in economic outlook and credit quality
- Change in portfolio mix, portfolio aging, pay downs, and decreased line utilization

CECL Economic Forecast Assumptions

- Probability weighting of four economic scenarios
- Reasonable and supportable forecast period: 12 months; reversion to long-term average: 12 months
- Economic factors vary depending upon the type of loan, but include various combinations of national, state, and MSA-level forecasts for variables such as unemployment, real estate price indices, energy prices, GDP, etc.
- Currently the Base scenario shows strong growth in 2021 and then steady economic improvement through 2022



QoQ Change in ACL
835
(110)
• Changes to economic forecasts
• Economic Uncertainty
(15)
• Changes in credit quality
• Changes in specific reserves
(15)
• New loans & renewals
• Portfolio mix
• Aging of existing loans
• Draws, pay-offs, etc.
• Other Qualitative
695
4Q20
Forecasts
Credit Quality
Portfolio Changes
1Q21

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Financial Outlook (1Q 2022E vs 1Q 2021A) 18 Outlook Comments Slightly Increasing ▪ Slight to moderate growth activity in the next twelve months, excluding PPP loans Stable to Slightly Increasing ▪ Assumes benchmark rates generally consistent with the forward curve ▪ Excludes PPP loan income Moderately Increasing ▪ Customer-related fees excludes securities gains, dividends Stable to Slightly Increasing ▪ 1Q22 expected to be stable to slightly increasing from 1Q21 ▪ 1Q21 is seasonally high as compared to expected remaining quarters of 2021 ▪ Improved confidence in the economic outlook combined with rising capital ratios expected to allow for more active capital management Customer-Related Fees Loan Balances Net Interest Income Capital Management Adjusted Noninterest Expense

▪ Financial Results Summary ▪ Loan Growth ▪ COVID-19 Elevated Risk Loans ▪ Oil & Gas Portfolio Credit Quality and Portfolio Details ▪ GAAP to Non-GAAP Reconciliation 19 Appendix

Financial Results Summary

Solid and improving fundamental performance

(Dollar amounts in millions, except per share data)	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020
Earnings Results:			
Diluted Earnings Per Share	$ 1.90	$ 1.66	$ 1.01
Net Earnings Applicable to Common Shareholders	314	275	167
Net Interest Income	545	550	555
Noninterest Income	169	166	157
Noninterest Expense	435	424	442
Pre-Provision Net Revenue - Adjusted (1)	253	280	267
Provision for Credit Losses	(132)	(67)	55
Ratios:			
Return on Assets(2)	1.57 %	1.41 %	0.89 %
Return on Common Equity(3)	17.4 %	15.3 %	9.4 %
Return on Tangible Common Equity(3)	20.2 %	17.8 %	11.0 %
Net Interest Margin	2.86 %	2.95 %	3.06 %
Yield on Loans	3.73 %	3.71 %	3.68 %
Yield on Securities	1.77 %	1.81 %	2.04 %
Average Cost of Total Deposits(4)	0.05 %	0.08 %	0.11 %
Efficiency Ratio (1)	63.5 %	60.2 %	62.2 %
Effective Tax Rate	21.7 %	20.9 %	18.6 %
Ratio of Nonperforming Assets to Loans, Leases and OREO	0.61 %	0.69 %	0.68 %
Annualized Ratio of Net Loan and Lease Charge-offs to Average Loans	0.06 %	0.11 %	0.38 %
Common Equity Tier 1 Capital Ratio(5)	11.2%	10.8%	10.4%

(1) Adjusted for items such as severance, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation tables.
(2) Net Income before Preferred Dividends or redemption costs used in the numerator
(3) Net Income Applicable to Common used in the numerator
(4) Includes noninterest-bearing deposits
(5) Current period ratios and amounts represent estimates

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ZIONS BANCORPORATION

Loan Growth - by Bank Brand and Loan Type

Period-End Year over Year Loan Growth (1Q21 vs. 1Q20)

(in millions)	Zions Bank	Amegy	CB&T	NBAZ	NSB	Vectra	CBW	Other	Total
C&I (ex-Oil & Gas)	(729)	(776)	(380)	(164)	(17)	(136)	(111)	-	(2,313)
SBA PPP	1,442	1,319	1,706	609	557	482	350	-	6,465
Owner occupied	(57)	11	28	46	38	-	1	-	67
Energy (Oil & Gas)	19	(434)	5	(2)	-	16	(2)	-	(398)
Municipal	242	79	150	12	37	107	60	64	751
CRE C&D	89	173	(85)	31	3	(112)	87	-	186
CRE Term	(111)	(71)	239	(18)	13	102	(21)	-	133
1-4 Family	(278)	(334)	(69)	(130)	(74)	(92)	(11)	51	(937)
Home Equity	(111)	3	(25)	(43)	(49)	(38)	-	-	(263)
Other	(36)	(102)	1	13	(15)	(5)	(4)	2	(146)
Total net loans	470	(132)	1,570	354	493	324	349	117	3,545

Period-End Linked Quarter Loan Growth (1Q21 vs. 4Q20)

(in millions)	Zions Bank	Amegy	CB&T	NBAZ	NSB	Vectra	CBW	Other	Total
C&I (ex-Oil & Gas)	(244)	(76)	(117)	(12)	(3)	(11)	(9)	(1)	(473)
SBA PPP	63	205	376	36	56	103	54		893
Owner occupied	(17)	(38)	(41)	41	3	(13)	(8)		(73)
Energy (Oil & Gas)	1	(144)	1	(1)	-	5	-		(138)
Municipal	120	17	31	9	(26)	42	65	25	283
CRE C&D	(23)	93	10	(4)	(4)	5	21		98
CRE Term	(47)	(30)	(88)	27	2	(1)	(5)		(142)
1-4 Family	(77)	(152)	4	(49)	(28)	(33)	(4)	-	(339)
Home Equity	(20)	11	(10)	(8)	(8)	(14)	(1)		(50)
Other	(13)	(38)	(7)	2	(5)	(1)	(3)	2	(63)
Total net loans	(257)	(152)	159	41	(13)	82	110	26	(4)

Note: National Real Estate (NRE) is a division of Zions Bank with a focus on small business loans with low LTV ratios, which generally are in line with SBA 504 program parameters. "Other" loans includes municipal and other consumer loan categories. Totals shown above may not foot due to rounding.

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Select Sub-Industries[1] with Elevated Risk Related to COVID-19

COVID-19 Elevated Risk loans are less than 10% of total loans and have strong collateral coverage

COVID-19 Elevated Risk Loans

$3.8 billion (8.2%) of 1Q21 non-PPP loan balances



$ billions
CRE-Hotel/Motel $0.60
C&I-Tech, Telecom and Media $0.50
C&I-Entertainment & Recreation $0.45
C&I-Retail $0.43
C&I-Transportation Services $0.41
C&I-Consumer Services $0.40
CRE-other $0.28
CRE-Retail $0.20
C&I-Real Estate & Construction $0.18
C&I-Financials exc Banks $0.12
C&I-Food & Beverage Mfg &... $0.11
CRE-Construction $0.11
C&I-Health Care &... $0.03

CRE = Commercial Real Estate; C&I = Commercial and Industrial

- Sub-segments withing broad industry groups with significant growth in criticized rates during the pandemic
  - Strong collateral coverage with 97% secured
  - Greater proportion of customers received PPP (29% received PPP through Zions) and other stimulus
- COVID-19 Elevated Risk portfolio weaknesses:
  - Greater deferral and problem loan ratios
  - Some sectors (e.g. restaurants) struggled prior to COVID-19

COVID-19 Elevated Risk Compared with All Other Lending

(% of 1Q21 non-PPP loan balances)

March 31, 2021	COVID-19	Oil & Gas	Other
Percent of Total Non-PPP Loans	8.2%	4.1%	87.7%
Received Deferral	26%	2%	6%
PPP thru ZION	28%	14%	11%
Secured by non-RE	38%	83%	23%
Real Estate Secured	60%	12%	68%
Median LTV	53%	64%	59%
LTV >90%	3%	2%	1%

Loan to value (LTV) uses the Mar. 31, 2021 commitment and the most recent appraisal

(1) COVID-19 Elevated Risk designations were updated during Q1 2021 to include new sub-industries with significant increased risk due to COVID-19 and remove sub-industries that no longer show significant increased risk. This resulted in a net 57 million reduction of balances considered COVID-19 Elevated Risk. For example, CRE Retail now has fewer subsegments with elevated risk, so the balances in the CRE Retail segment considered COVID-19 Elevated Risk has dropped since last quarter.

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ZIONS BANCORPORATION

Additional Recent Trends In Loan Balance, Credit Quality and Line Utilization 23 We have experienced generally stable credit quality trends outside of COVID-19 Elevated Risk and Oil and Gas loans (data excludes PPP loans) Loan Balances by Portfolio and Weighted Average Risk Grades Line Utilization Rates(1) Utilization rates have continued to recede after their 1Q20 peaks in both COVID-19 and other portfolios Negative grade migration is more pronounced within COVID-19 portfolios Net Charge-offs/Loans (Annualized) (1) Line Utilization refers to revolving loans only. Classified and Nonaccruals (lower ratio) $42.3 $43.4 $42.0 $41.9 $42.0 $41.2 $2.4 $2.4 $2.4 $2.2 $2.1 $1.9 $4.1 $4.1 $4.1 $3.9 $3.9 $3.8 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 11.0 12.0 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 19Q4 20Q1 20Q2 20Q3 20Q4 21Q1 3 8 .0% 4 1 .7% 3 6 .2% 3 4 .3% 3 4 .3% 3 2 .1% 4 6 .8% 5 0 .2% 5 1 .2% 4 9 .4% 4 7 .9% 4 4 .9% 4 0 .4% 4 6 .1% 3 8 .1% 3 3 .9% 3 3 .7% 3 3 .0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 19Q4 20Q1 20Q2 20Q3 20Q4 21Q1 Other Loans Oil & Gas COVID-19 ER 0 .4% 0 .7% 0 .8% 0 .5% 0 .7% 1 .2% 0 .5% 3 .0% 1 .0% 0 .5% 3 .5% 2 .0% 0 .5% 3 .0% 2 .0% 0 .5% 2 .0% 2 .2% 1 .5% 2 .2% 2 .9% 1 .5% 3 .5% 3 .1% 1 .9% 9 .1% 1 1 .2% 2 .0% 1 1 .7% 1 3 .5% 1 .9% 1 3 .2% 1 4 .8% 2 .0% 1 1 .2% 1 6 .0% 19Q4 20Q1 20Q2 20Q3 20Q4 21Q1 0 .1% 0 .0 2% 0 .2 0% 0 .1 6% 0 .0 3% 0 .0 5% 0 .5% 0 .1 1% 0 .0 3% 3 .5 1% 2 .2 4% 0 .7 0%1 .1 4% 0 .2 2% 0 .8 0% 1 .3 0% 0 .0 5% (0 .1 0 )% -0.5% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 19Q4 20Q1 20Q2 20Q3 20Q4 21Q1 Other Loans Oil & Gas COVID-19 ER

Oil & Gas (O&G) Credit Quality 24 Oil and Gas Key Credit Quality Ratios Excluding PPP Loans and as of March 31, 2021: ▪ Annualized NCOs equaled 0.78% of loans ▪ Classified loans equaled 11.1% of loans ▪ Allowance for credit losses of $69 million or 3.5% of balances Today vs. 2014-2016 downturn: ▪ Reduced concentration of energy services (67% decline in balances, 24 percentage point reduction of concentration in the energy portfolio) ▪ Underwriting on energy services has been much stronger ▪ Less leverage ▪ Replaced term loans with revolvers ▪ Fewer junior lien or subordinated debt behind Zions’ loans going into this cycle 0% 2% 4% 6% 8% 10% 12% 14% 1 Q 2 0 2 Q 2 0 3 Q 2 0 4 Q 2 0 1 Q 2 1 Net Charge-offs / Loans Classifieds / Loans Nonperforming Assets / Loans Note: Net Charge-offs/Loans ratio is annualized for all periods shown. Oil and gas loans account for $1.9 billion or 4.2% of total loans, excluding PPP Loans All Ratios Exclude PPP Loans

Oil & Gas Portfolio 25 Oil and gas portfolio exposures OIL & GAS-RELATED EXPOSURE Q o Q Y o Y (In millions) 1Q21 4Q20 1Q20 $ Change % Change $ Change % Change Loans and leases: Upstream $838 $916 $1,025 ($78) (9)% ($187) (18)% Midstream 732 814 889 ($82) (10)% ($157) (18)% Oil and gas services 402 392 470 $10 3% ($68) (14)% Downstream 209 197 195 $12 6% $14 7% Total loan and lease balances 2,181 2,319 2,579 ($138) (6)% ($398) (15)% Unfunded lending commitments 1,858 1,868 2,039 ($10) (1)% ($181) (9)% Total oil and gas credit exposure 4,039 4,187 4,618 ($148) (4)% ($579) (13)% Credit Quality Measures % pts % pts Nonaccrual loan ratio 1.8% 2.7% 0.7% (0.9)% 1.1% Ratio of nonaccrual loans that are current 79.5% 92.1% 70.6% (12.6)% 8.9% Net charge-offs, annualized 0.7% 2.1% 0.2% (1.4)% 0.5%

26 Success Story: Mortgage Banking Successes amid COVID-19 pandemic: very strong mortgage revenue 2019 ▪ Roll-out 2020 ▪ Enhanced Digital Fulfillment Process ▪ 87% of all applications taken digitally ▪ 25% reduction in turn-time allowing for record unit production 1Q21 ▪ Fourth straight funding quarter of more than $800 million and strongest Q1 on record ▪ Total pipeline is up more than 20% in Q1 with 72% of pipeline in Held-for- Investment product ▪ Strong revenue increase combined with only modest, production based, increase in operating expense ▪ Underwriting metrics remain strong: ▪ FICO: average 764 ▪ LTV: average 65% ▪ DTI: average 31% 40% 59% 47% 49% 49% 1Q20 2Q20 3Q20 4Q20 1Q21 Record Mortgage Funding HFI HFS $725 million $846 million ($ millions) $14.0 $12.9 $17.5 $9.6 $10.3 1Q20 2Q20 3Q20 4Q20 1Q21 Loan Sales Revenue

27 GAAP to Non-GAAP Reconciliation (Amounts in millions) 1Q21 4Q20 3Q20 2Q20 1Q20 Efficiency Ratio Noninterest expense (GAAP) (1) (a) $ 435 $ 424 $ 442 $ 430 $ 408 Adjustments: Severance costs - 1 1 - - Other real estate expense - 1 - - - Debt extinguishment cost - - - - - Amortization of core deposit and other intangibles - - - - - Restructuring costs - (1) 1 - 1 Pension termination-related expense (5) - - 28 - Total adjustments (b) (5) 1 2 28 1 Adjusted noninterest expense (non-GAAP) (a) - (b) = (c) 440 423 440 402 407 Net Interest Income (GAAP) (d) 545 550 555 563 548 Fully taxable-equivalent adjustments (e) 8 7 7 6 7 Taxable-equivalent net interest income (non-GAAP) (d) + (e) = (f) 553 557 562 569 555 Noninterest income (GAAP) (1) (g) 169 166 157 117 134 Combined income (f) + (g) = (h) 722 723 719 686 689 Adjustments: Fair value and nonhedge derivative income (loss) 18 8 8 (12) (11) Equity securities gains (losses), net 11 12 4 (4) (6) Total adjustments (i) 29 20 12 (16) (17) Adjusted taxable-equivalent revenue (non-GAAP) (h) - (i) = (j) 693 703 707 702 706 Pre-provision net revenue (PPNR), as reported (h) – (a) $ 287 $ 299 $ 277 $ 256 $ 281 Adjusted pre-provision net revenue (PPNR) (j) - (c) $ 253 $ 280 $ 267 $ 300 $ 299 Efficiency Ratio (1) (c) / (j) 63.5% 60.2% 62.2% 57.3% 57.7%

GAAP to Non-GAAP Reconciliation

	$ In millions except per share amounts	1Q21	4Q20	3Q20	2Q20	1Q20
	Pre-Provision Net Revenue (PPNR)					
(a)	**Total noninterest expense**	**$435**	**$424**	**$442**	**$430**	**$408**
	LESS adjustments:					
	Severance costs	-	1	1	-	-
	Other real estate expense	-	1	-	-	-
	Restructuring costs	-	(1)	1	-	1
	Pension termination-related expense	(5)	-	-	28	-
(b)	*Total adjustments*	-	*1*	*2*	*28*	*1*
(a-b)=(c)	**Adjusted noninterest expense**	**440**	**423**	**440**	**402**	**407**
(d)	Net interest income	545	550	555	563	548
(e)	Fully taxable-equivalent adjustments	8	7	7	6	7
(d+e)=(f)	Taxable-equivalent net interest income (TENII)	553	557	562	569	555
(g)	Noninterest Income	169	166	157	117	134
(f+g)=(h)	**Combined Income**	**$722**	**$723**	**$719**	**$686**	**$689**
	LESS adjustments:					
	Fair value and nonhedge derivative income (loss)	18	8	8	(12)	(11)
	Securities gains (losses), net	11	12	4	(4)	(6)
(i)	*Total adjustments*	*29*	*20*	*12*	*(16)*	*(17)*
(h-i)=(j)	**Adjusted revenue**	**$693**	**$703**	**$707**	**$702**	**$706**
(j-c)	**Adjusted pre-provision net revenue (PPNR)**	$253	$280	$267	$300	$299
	Net Earnings Applicable to Common Shareholders (NEAC)					
(k)	Net earnings applicable to common	314	275	167	57	6
(l)	Diluted Shares	163,887	163,900	163,779	164,425	172,998
	GAAP Diluted EPS	1.90	1.66	1.01	0.34	0.04
	PLUS Adjustments:					
	Adjustments to noninterest expense	5	1	2	28	1
	Adjustments to revenue	(29)	(20)	(12)	16	17
	Tax effect for adjustments	7	5	3	(12)	(4)
	Preferred stock redemption	-	-	-	-	-
(m)	Total adjustments	(17)	(14)	(7)	32	14
(k+m)=(n)	**Adjusted net earnings applicable to common (NEAC)**	**297**	**261**	**160**	**89**	**20**
(n)/(l)	Adjusted EPS	1.81	1.59	0.98	0.54	0.12
(o)	Average assets	83,080	80,060	77,983	75,914	70,205
(p)	Average tangible common equity	6,317	6,150	6,063	6,016	5,910
	Profitability					
(n)/(o)	Adjusted Return on Assets (annualized)	1.42%	1.30%	0.82%	0.47%	0.11%
(n)/(p)	Adjusted Return on Tangible Common Equity (annualized)	18.7%	16.9%	10.6%	5.9%	1.4%
(c)/(j)	Efficiency Ratio	63.5%	60.2%	62.2%	57.3%	57.7%

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ZIONS BANCORPORATION